UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 9, 2010

Universal Technical Institute, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20410 North 19th Avenue, Suite 200, Phoenix, Arizona		85027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	623-445-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, Mr. Allan Gilmour resigned as director of Universal Technical Institute, Inc. (the "Company") on September 3, 2010, effective immediately to join Wayne State University as its interim president. Mr. Gilmour had been a member of the Audit Committee of the Board of Directors of the Company. As a result of Mr. Gilmour’s resignation, the Company received a notice from NYSE Regulation, Inc. on September 9, 2010 stating that the Company was not in compliance with Section 303A.07(a) of the New York Stock Exchange ("NYSE") Listed Company Manual, which requires that audit committees be comprised of at least three independent directors. On September 14, 2010, the Company’s Board of Directors approved the selection of A. Richard Caputo, Jr., an existing eligible director and former member of the Audit Committee, as a new member of the Audit Committee to replace Mr. Gilmour which brought the Company into compliance with the requirement of Section 303A.07(a) of the NYSE Listed Company Manual.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Technical Institute, Inc.

September 15, 2010	By:	/s/ Chad A. Freed

Name: Chad A. Freed
Title: General Counsel, Senior Vice President of Business Development